Exhibit 10.4

EXECUTION COPY

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of December 20, 2010 by and among AH Holdings, Inc., a Delaware corporation (the “Parent”), and Bland E. Chamberlain III (the “Rollover Holder”). Certain terms used in this Agreement are defined in Section 5 of this Agreement.

WHEREAS, the Parent has entered into that certain Agreement and Plan of Merger (as amended, modified or supplemented from time to time, the “Merger Agreement”), dated as of the date hereof, by and among the Parent, AH Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and American Surgical Holdings, Inc., a Delaware corporation (the “Company”).

WHEREAS, the completion of the Exchange pursuant to the terms of this Agreement is a condition precedent to the consummation of the transactions contemplated by the Merger Agreement.

WHEREAS, the Rollover Holder desires to exchange the number of Common Shares (as such term is defined in the Merger Agreement) set forth on Exhibit A attached hereto (the “Contributed Shares”) for the number of shares of Series A Preferred Stock, par value $0.00001 per share, of Parent set forth opposite the Rollover Holder’s name on Exhibit A attached hereto (the “Rollover Stock”).

WHEREAS, the Rollover Holder believes that it is in his best interests to enter into this Agreement and consummate the transactions contemplated hereby and by the Merger Agreement.

WHEREAS, for federal income tax purposes, it is intended that the contributions made to Parent in contemplation of the Merger and the Exchange (as defined below) shall, together, qualify as contributions of property for stock within the meaning of Section 351(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Acquisition of Rollover Stock.

(a) Immediately prior to the Effective Time (as such term is defined in the Merger Agreement), and conditioned upon the Closing, the Rollover Holder shall (i) transfer and deliver to the Parent the Contributed Shares (and shall deliver the certificate(s) representing such Contributed Shares accompanied by duly executed stock powers), free and clear of all Liens (as defined in the Merger Agreement), and (ii) execute and deliver a counterpart signature page to the Stockholders Agreement, and promptly thereafter the Parent shall issue to the Rollover Holder the Rollover Stock (the “Exchange”). For the avoidance of doubt, all stockholder rights, including voting rights and dividend rights, will remain with the Rollover Holder until the Closing, and, further, any dividends declared on the Contributed Shares prior to the Closing will be paid to the Rollover Holder. In addition, all “Additional Per Share Merger Consideration” (as defined in the Merger Agreement) to be paid by the Company with respect to the Contributed

Shares shall be the property of the Rollover Holder, and Parent shall promptly take such actions on and after the Effective Time as may be necessary or appropriate to assure that any such Additional Per Share Merger Consideration that is received (or reasonably anticipated to be received) by Parent in respect of the Contributed Shares is paid directly to the Rollover Holder, including but not limited to submitting instructions to pay the Additional Per Share Merger Consideration related to such Contributed Shares to the Rollover Holder. Parent hereby acknowledges that all “Additional Equity Per Share Merger Consideration” (as defined in the Merger Agreement) related to the Contributed Shares shall be the property of the Rollover Holder pursuant to this Agreement and that no further action needs to be taken by either Parent or Rollover Holder following the Effective Time for Rollover Holder to be rightfully named as the legal and beneficial owner of such Additional Equity Per Share Merger Consideration. Parent shall take such actions as Rollover Holder may reasonably request in the future to more fully memorialize Rollover Holder’s ownership of such Additional Equity Per Share Merger Consideration.

(b) In connection with the acquisition of the Rollover Stock hereunder, and the execution, delivery and performance of this Agreement and the other agreements to which the Rollover Holder is a party (collectively, the “Documents”), the Rollover Holder represents and warrants to the Parent that:

(i) The Rollover Holder is acquiring the Rollover Stock for investment for his own account, not as a nominee or agent, and not with the view to, or for resale or in connection with, any distribution thereof. The Rollover Holder understands that the Rollover Stock has not been, and will not be, registered under the Securities Act or under any state securities laws in reliance on a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Rollover Holder’s representations as expressed herein. The Rollover Holder is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission.

(ii) The Rollover Holder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the Exchange, the offering of Rollover Stock and the Stockholders Agreement and has had full access to such other information concerning the Parent as he has requested.

(iii) The Rollover Holder has had the opportunity to consult his or her own tax advisors with respect to the tax consequences to himself of the purchase, receipt or ownership of the Rollover Stock, including the tax consequences under federal, state, local, and other income tax laws of the United States or any other country and the possible effects of changes in such tax laws. The Rollover Holder acknowledges that none of the Parent, its subsidiaries, affiliates, successors, beneficiaries, heirs and assigns and its and their past and present directors, officers, employees, and agents (including, without limitation, their attorneys) makes or has made any representations or warranties to the Rollover Holder regarding the tax consequences to the Rollover Holder of the purchase, receipt or ownership of the Rollover Stock, including the tax consequences under federal, state, local and other tax laws of the United States or any other country and the possible effects of changes in such tax laws.

(iv) The Rollover Holder is the legal, record and beneficial owner of the Contributed Shares, free and clear of any Liens, and all Contributed Shares are duly authorized, fully paid, validly issued and nonassessable.

(v) This Agreement constitutes the legal, valid and binding obligation of the Rollover Holder, enforceable in accordance with its terms (except as enforceability may be limited by principles of public policy, applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights and remedies generally or general principles of equity (regardless of whether considered and applied in a proceeding at law or in equity)), and the execution, delivery and performance of this Agreement by the Rollover Holder does not (and the execution, delivery and performance of the other Transaction Documents will not) and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Rollover Holder is a party or any judgment, order or decree to which the Rollover Holder is subject.

(vi) The Rollover Holder is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Rollover Stock.

(vii) The Rollover Holder acknowledges that none of the Parent or any of its officers, directors, representatives, advisors or affiliates has given the Rollover Holder any legal, tax or investment advice, credit information, or opinion on whether the exchange of the Contributed Shares for the Rollover Stock is prudent. Other than the Certificate of Incorporation, the Stockholders Agreement (in substantially the form provided to the Rollover Holder prior to the date hereof), the Management Services Agreement (in substantially the form provided to the Rollover Holder prior to the date hereof) and information related to the anticipated amount of debt to be incurred by Parent at Closing (which is anticipated to be approximately $23,400,000 of funded debt at Closing), the Rollover Holder has not relied on the Parent to furnish or make available any documents or other information regarding the credit, affairs, financial condition or business of the Parent, or any other matter concerning the Parent. Except as set forth herein, the Rollover Holder acknowledges none of the Parent or any of its officers, directors, representatives or affiliates has made any representation or warranty to the Rollover Holder.

(c) Upon execution of this Agreement by the Rollover Holder, the Rollover Holder’s spouse shall execute the Consent in the form of Exhibit B attached hereto.

2. Restrictions on Transfer of Rollover Stock. Except as contemplated by Section 1(a) of this Agreement the Rollover Holder will not directly or indirectly Transfer the Contributed Shares. The Rollover Holder agrees that at the Closing he will execute, and become a party to, the Stockholders Agreement. The Rollover Holder acknowledges that the Rollover Stock shall not be Transferred, except pursuant to the provisions of the Stockholders Agreement.

3. Representations and Warranties of the Parent. As a material inducement to the Rollover Holder to enter into this Agreement and acquire the Rollover Stock, the Parent hereby represents and warrants to the Rollover Holder that:

(a) Organization and Corporate Power. The Parent is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify might reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Parent and its Subsidiaries taken as a whole. The Parent has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.

(b) Business of Parent. Parent and Merger Sub were each recently incorporated in order to engage in the transactions contemplated under the Merger Agreement and this Agreement. The only business activities conducted by Parent prior to the date hereof have been in connection with the transactions contemplated by the Merger Agreement and any agreement related thereto, this Agreement and any agreement related thereto, and the preparation of any documents related to any such agreements, including but not limited to the transactions, agreements and documents related to the financing of any transactions contemplated by any of the foregoing.

(c) Title to Shares. Upon the contribution by each Rollover Holder of its Contributed Shares and delivery by Parent to such Rollover Holder of certificates for the Rollover Stock that such Rollover Holder is acquiring pursuant hereto, such Rollover Stock will be duly authorized, validly issued and outstanding, fully paid and nonassessable, and free of preemptive rights, rights of first refusal or similar rights (except such rights as are set forth in the Stockholders Agreement).

(d) Capitalization. Immediately prior to the consummation of the Exchange, the authorized capital stock of Parent shall consist of (i) 28,000 shares of Common Stock, par value $0.00001 (the “Common Stock”), 26,000 shares of which shall have been designated “Voting Common Stock”, and 2,000 shares of which shall have been designated “Non-Voting Common Stock” (the “Non-Voting Common Stock”); and (ii) 13,500 shares of Preferred Stock, par value $0.00001 (the “Preferred Stock”), 1,500 shares of which shall have been designated “Series A Preferred Stock” (the “Series A Preferred Stock”) and 10,000 shares of which shall have been designated “Series B Preferred Stock” (the “Series B Preferred Stock”). Immediately following the Effective Time, the issued and outstanding capital stock of Parent shall be as set forth on Exhibit C and no other shares of capital stock of Parent will be issued and outstanding. Except as set forth on Exhibit C, there will be no options, warrants, subscription rights, or similar rights or other contracts or commitments to purchase additional shares of capital stock of Parent outstanding as of the date hereof or immediately following the Effective Time. The rights, preferences, privileges and restrictions of the Voting Common Stock, Non-Voting Common Stock, Series A Preferred Stock and Series B Preferred Stock of Parent will be as stated in the Certificate of Incorporation of Parent and the Stockholders Agreement. All shares of capital stock of Parent issued prior to or in connection with the Exchange shall have been duly authorized, and when issued will be validly issued, fully paid and nonassessable.

(e) Authorization; No Breach. The execution, delivery and performance of this Agreement has been duly authorized by the Parent. This Agreement constitutes a valid and binding obligation of the Parent, enforceable in accordance with its terms. The execution and delivery by the Parent of this Agreement and the fulfillment of and compliance with the respective terms hereof and thereof by the Parent do not and will not conflict with, violate or cause a breach of, or any law, statute, rule or regulation to which the Parent is subject, or any material agreement, instrument, order, judgment or decree to which the Parent is a party or by which it is bound.

(f) Merger Sub. Parent owns (and at Closing will continue to own) all of the issued and outstanding capital stock of Merger Sub.

4. Acknowledgements. In connection with the execution of this Agreement, the contribution by the Rollover Holder to Parent of its Contributed Shares, the receipt by such Rollover Holder of Rollover Stock in accordance with the terms and subject to the conditions of this Agreement, and the other transactions related to the Exchange contemplated hereby, each Rollover Holder acknowledges, covenants and agrees as follows:

(a) The Rollover Holder has the information that it deems necessary to determine whether to enter into this Agreement and the Stockholders Agreement and that such Rollover Holder’s obligation to contribute the Rollover Stock to be contributed by it pursuant hereto shall be enforceable against such Rollover Holder.

(b) All rights and obligations of such Rollover Holder with respect to its Rollover Stock received pursuant to this Agreement, including in respect of voting and transfer rights, shall be as provided by law or in Parent’s Certificate of Incorporation, Bylaws and Stockholders Agreement.

(c) THE ROLLOVER STOCK ISSUED TO THE ROLLOVER HOLDER HAS NOT BEEN REGISTERED UNDER FEDERAL OR STATE SECURITIES LAWS AND THE ROLLOVER HOLDER’S INVESTMENT IN THE ROLLOVER STOCK IS SPECULATIVE AND RISKY. THERE IS NO PUBLIC OR OTHER MARKET FOR THE ROLLOVER STOCK NOR IS ANY LIKELY TO DEVELOP. PARENT HAS A LIMITED FINANCIAL HISTORY AND PARENT, INCLUDING ITS SUBSIDIARIES, WILL BORROW A SUBSTANTIAL PORTION OF THE FUNDS TO ACQUIRE THE COMPANY. THE ROLLOVER HOLDER ACKNOWLEDGES THAT IT MAY AND CAN AFFORD TO LOSE ITS ENTIRE INVESTMENT IN THE ROLLOVER STOCK AND THAT IT UNDERSTANDS IT MAY HAVE TO HOLD SUCH INVESTMENT INDEFINITELY.

(d) Great Point Partners, LLC (or an Affiliate thereof) (“GPP”) will receive from the Company, pursuant to a Management Services Agreement to be executed by the Company and GPP at Closing in the form previously provided to the Rollover Holder, certain fees and rights to receive reimbursement of certain costs and expenses.

(e) GPP or an Affiliate thereof will have the power to designate a majority of the Parent’s and the Company’s directors, and will therefore be able to control the direction and future operations of the Parent and the Company.

(f) As an inducement to the Parent to issue the Rollover Stock to the Rollover Holder, and as a condition thereto, the Rollover Holder acknowledges and agrees that neither the issuance of the Rollover Stock to the Rollover Holder nor any provision contained herein shall entitle the Rollover Holder to remain in the employment of the Parent or any of its Subsidiaries or affect the right of the Parent or any such Subsidiary to terminate such Rollover Holder’s employment at any time for any reason. The terms of the Rollover Holder’s employment with the Company will be governed by the terms of any Employment Agreement between the Rollover Holder and the Company which will not be affected by this Agreement.

(g) The certificates representing the Rollover Stock will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCKHOLDERS AGREEMENT BETWEEN AH HOLDINGS, INC. (THE “COMPANY”) AND THE STOCKHOLDERS OF THE COMPANY. A COPY OF SUCH AGREEMENTS MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

5. Definitions.

Capitalized terms used but not defined herein shall have the meaning given to them in the Merger Agreement. In addition, the following terms shall have the meanings set forth below.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

“Stockholders Agreement” means that certain Stockholders Agreement in substantially the form provided to the Rollover Holder prior to the date hereof among the Parent and all of its stockholders.

“Transaction Documents” means this Agreement, the Stockholders Agreement, and each of the other agreements contemplated hereby and thereby.

“Transfer” shall mean any direct or indirect transfer, donation, sale, assignment, pledge, encumbrance, hypothecation, gift, creation of a security interest in or lien on, or other disposition, irrespective of whether any of the foregoing are effected with or without consideration, voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, inter vivos or upon death.

6. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested), sent by reputable overnight courier service (charges prepaid) or sent by facsimile (with hard copy to follow by regular mail) to the recipient at the address below indicated:

If to the Parent:

AH Holdings, Inc.

c/o Great Point Partners, LLC

165 Mason Street, 3rd Floor

Greenwich, CT 06830

Attention: Adam B. Dolder

Fax: (203) 971-3320

with a copy to:

(which shall not constitute notice to the Parent)

McDermott Will & Emery LLP

227 West Monroe Street

Chicago, IL 60606

Attention: Brooks B. Gruemmer

Fax: (312) 984-7700

If to the Rollover Holder:

Bland E. Chamberlain III

c/o American Surgical Holdings, Inc.

10039 Bissonnet, Suite 250

Houston, TX 77036-7852

Fax: (713) 779-9862

Email: Bland-sbc2140@sbcglobal.net

   Bland-becIII@sbcglobal.net

with a copy to:

Kathleen Deutsch

Broad and Cassel

One North Clematis Street

Suite 500

West Palm Beach, FL 33401

Fax: (561) 650-1130

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

7. General Provisions.

(a) Tax Treatment. Each of the parties hereto intend that the transactions contemplated by Section 1 qualify as part of an exchange of property for stock under Section 351 of the Internal Revenue Code of 1986, as amended. Each of the parties hereto shall prepare and file all tax returns in a manner consistent with such treatment, including filing the statements required by Treasury Regulation §1.351-3 with his, her or its federal income tax return filed for the taxable year in which includes the date of the Closing (as such term is defined in the Merger Agreement).

(b) Agreements Unchanged. Nothing in this Agreement shall amend, modify, alter or change the Parent’s rights or obligations under the Merger Agreement.

(c) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Contributed Shares or any Rollover Stock in violation of any provision of this Agreement shall be void.

(d) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(e) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents executed in connection with the Merger Agreement, embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(f) Counterparts. This Agreement may be executed in separate counterparts (including by means of facsimile), each of which is deemed to be an original and all of which taken together constitute one and the same agreement. Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.

(g) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Rollover Holder, the Parent, and their respective successors and assigns (including subsequent holders of Rollover Stock); provided that the rights and obligations of the Rollover Holder under this Agreement shall not be assignable, except as permitted in the Stockholders Agreement.

(h) Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(i) Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(j) Amendment and Waiver. This Agreement may not be amended, modified or supplemented except by written agreement of the Parties. Any agreement on the part of a Party to any extension or waiver of any provision hereof shall be valid only if set forth in an instrument in writing signed on behalf of such Party. A waiver by a Party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any Party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

(k) No Inducement. The Rollover Holder hereby represents and warrants that he has not been induced to agree to execute this Agreement by any statement, act or representation of any kind or character by anyone, except as contained herein. The Rollover Holder further represents that he has fully reviewed this Agreement and has full knowledge of its terms, and executes this Agreement of his or her own choice and free will, after having received the advice of his attorney(s).

(l) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Parent’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(m) Adjustments of Numbers. All numbers set forth herein that refer to share prices or amounts will be appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and other recapitalizations affecting the subject class of stock.

8. Effectiveness. This Agreement shall be a binding obligation of the parties as of the date it is executed; provided that in the event that the Merger Agreement is terminated prior to the Effective Time, this Agreement shall be deemed void and of no further force and effect.

— Signature page follows —

IN WITNESS WHEREOF, the parties have executed this Exchange Agreement as of the date first written above.

PARENT:

AH HOLDINGS, INC.

By:	/s/ Adam B. Dolder
Name:	Adam B. Dolder
Title:	Secretary

ROLLOVER HOLDER:

By:	/s/ Bland E. Chamberlain III
Name:	Bland E. Chamberlain III

Signature Page to Exchange Agreement

EXHIBIT A

Rollover Holder	Contributed Shares	Shares of Parent Series A Preferred Stock (the “Rollover Stock”)

Jaime A. Olmo-Rivas	868,314 shares	580 shares

Zak W. Elgamal	868,179 shares	580 shares

Bland E. Chamberlain III	249,107 shares	166 shares

Jose Chapa Jr.	249,107 shares	166 shares

EXHIBIT B

SPOUSAL CONSENT

The undersigned spouse of such Rollover Holder hereby acknowledges that I have read the foregoing Exchange Agreement and the Stockholders Agreement referred to therein, each executed by the Rollover Holder and dated as of the date hereof, and that I understand their contents. I am aware that the foregoing Exchange Agreement and Stockholders Agreement impose certain restrictions on the Rollover Stock (including, without limitation, the transfer restriction thereof). I agree that my spouse’s interest in these securities is subject to these restrictions and any interest that I may have in such securities shall be irrevocably bound by these agreements and further, that my community property interest, if any, shall be similarly bound by these agreements.

/s/ Sally Ann Chamberlain	Date: 12-17, 2010

Spouse’s Name: Sally Ann Chamberlain

/s/ Marshall G. Webb	Date: 12-17, 2010

Witness’ Name:	Marshall G. Webb

EXHIBIT C

OUTSTANDING SECURITIES OF PARENT

AT EFFECTIVE TIME

Holder	Series B Preferred Shares	Series A Preferred Shares	Common Shares

Great Point Partners, Lenders and their Affiliates	8,508	0	0

Jaime A. Olmo-Rivas	0	580 shares	0

Zak W. Elgamal	0	580 shares	0

Bland E. Chamberlain III	0	166 shares	0

Jose Chapa Jr.	0	166 shares	0

OPTIONS AND WARRANTS

Pursuant to their Employment Agreements, the Company has committed to issue options to acquire 189 shares of Voting Common Stock to Zak Elgamal and options to acquire 189 shares of Voting Common Stock to Jaime Olmo-Rivas. Warrants may be issued to providers of financing in connection with Parent’s acquisition of the Company pursuant to the Merger Agreement, entitling such persons to acquire up to 11% of the then outstanding capital stock of the Company, calculated on an as-converted, fully diluted basis. All of the holders listed above will be diluted pro rata (on an as-converted, fully diluted basis) if such warrants are issued.